Exhibit 99.1

    Chiron Reports Second-Quarter 2005 Adjusted Earnings of $0.08
        Per Share, GAAP Earnings of Less Than $0.01 Per Share;
       10 Percent Increase in Revenues Over Second-Quarter 2004

    EMERYVILLE, Calif.--(BUSINESS WIRE)--July 27, 2005--Chiron
Corporation (Nasdaq:CHIR) today reported financial results for the second quarter of 2005.

    HIGHLIGHTS

    -- Chiron reported adjusted income from continuing operations of $0.08 per share and GAAP income from continuing operations of less than $0.01 per share for the second quarter of 2005.

    -- On July 21, 2005, the U.S. Food and Drug Administration (FDA) completed an on-site inspection of Chiron's Liverpool facility, which manufactures FLUVIRIN(R) influenza virus vaccine. Consistent with FDA process, at the conclusion of the on-site inspection, Chiron received a list of observations on a Form 483. Chiron expects to complete its response to these observations in early August. Chiron is not in a position to characterize the results of the inspection until the FDA delivers its final conclusion.

    -- Chiron continues to expect 2005 income from continuing operations to be between $1.20 and $1.45 per share on an adjusted basis and between $0.86 and $1.11 per share on a GAAP basis.

    Chiron reported adjusted income from continuing operations of $16 million, or $0.08 per share, for the second quarter of 2005, compared to $39 million, or $0.20 per share, for the second quarter of 2004. Chiron reported GAAP income from continuing operations of $49,000, or less than $0.01 per share, for the second quarter of 2005, compared to $23 million, or $0.12 per share, for the second quarter of 2004.
    The costs associated with remediation of Chiron's Liverpool manufacturing facility, which produces FLUVIRIN vaccine, had a material impact on the financial results for the second quarter of 2005. Chiron incurred an increase in idle facility costs compared to the second quarter of 2004 of $14 million as a result of limited FLUVIRIN vaccine production in the second quarter of 2005 and incurred FLUVIRIN vaccine remediation costs of $8 million. In addition, Chiron incurred legal costs associated with the FLUVIRIN vaccine-related developments of $5 million. Chiron expects costs for the FLUVIRIN remediation and legal costs related to the FLUVIRIN developments to continue to impact financial results in successive quarters in 2005.
    The financial results for the second quarter of 2005 were also impacted because, as the company reported on July 20, 2005, due to a product sterility issue Chiron has written off the entire BEGRIVAC(TM) influenza virus vaccine product inventory in the second quarter of 2005, resulting in a $15 million charge to cost of sales. Chiron will not supply any BEGRIVAC vaccine this influenza season. Chiron has been working closely with the German regulatory agency, the Paul Ehrlich Institute (PEI), toward Chiron's goal of returning to the market with BEGRIVAC vaccine next year.
    Foreign exchange rates resulted in an approximate $0.01 decrease in adjusted earnings per share and an approximate $0.01 decrease in GAAP earnings per share for the second quarter of 2005.
    "While the loss of the BEGRIVAC supply is a disappointment, we had a sound quarter, with revenue up 10 percent," said Howard Pien, chief executive officer of Chiron.
    Chiron uses adjusted financial statements to gain an understanding of the company's operating performance on a comparative basis. Adjusted amounts exclude special items relating to certain acquisitions, which may not be indicative of the company's trends or potential future performance. Please refer to the tables at the end of this press release (which are also located at www.chiron.com in the Investors section under Financial Reports) for more detail on these items and a reconciliation of the adjusted financial information to GAAP financial information. All references to per-share amounts are per diluted share.



Selected Financial Highlights (Amounts are both GAAP and adjusted)
---------------------------------------------------------------------

                                         Second-      Second-
                                         Quarter      Quarter
($ millions)                                2005         2004  Change
---------------------------------------------------------------------
Net product sales                          $304         $281       8%
Total revenues                              419          380      10%
Cost of sales                               178          129
Gross profit margin                          42%          54%
Research and development                    107          100       7%
Selling, general and administrative         128          107      20%
---------------------------------------------------------------------


    Net product sales for the second quarter of 2005 increased 8 percent compared to the second quarter of 2004, primarily due to increases in sales of travel vaccines, meningococcal vaccines, BETASERON(R) interferon beta-1b, PROCLEIX(R) NAT products and TOBI(R) tobramycin inhalation solution offset by declines in sales of influenza vaccines, pediatric and other vaccines, and PROLEUKIN(R) (aldesleukin) for injection.
    Revenues increased 10 percent primarily due to increases in product sales and royalty and license fee revenues. For the second quarter of 2005, foreign exchange rates resulted in a 1 percent increase in total revenues.
    Gross profit margin declined primarily due to $14 million in incremental costs associated with the idle capacity of Chiron's Liverpool facility, $8 million in remediation-related costs for the Liverpool facility, and a $15 million charge as a result of the write-off of the BEGRIVAC vaccine product inventory. Also contributing to the decrease was a reduction in the BioPharmaceuticals gross profit margin, primarily due to increases in planned idle facility time and ongoing process improvement efforts over the second quarter of 2004.
    Research and development expenses increased primarily due to the cost of development efforts in the oncology franchise, meningococcal franchise and for CUBICIN(R) (daptomycin for injection). This increase was partially offset by eliminated costs from research and development programs that were discontinued prior to the second quarter of 2005. In addition, the second quarter of 2004 included higher costs for the Phase III CAPTIVATE trial for tifacogin, which commenced in the second quarter of 2004, due to production of clinical materials.
    Selling, general and administrative expenses increased partially due to $5 million in legal costs associated with the FLUVIRIN(R) influenza virus vaccine-related developments and $2 million due to the effect of foreign exchange rates. In addition, marketing and pre-launch programs for the CUBICIN product and PULMINIQ(TM) (cyclosporine, USP) inhalation solution, investment in geographic penetration, and corporate governance costs contributed to the increase.

    BLOOD TESTING

    Total Blood Testing revenues were $133 million for the second quarter of 2005, an increase of 16 percent compared to the second quarter of 2004.



Selected Blood Testing Revenues
----------------------------------------------------------------------
                                            Second-    Second-
                                            Quarter    Quarter
($ millions)                                   2005       2004  Change
----------------------------------------------------------------------
Ortho-Clinical Diagnostics                      $8         $7      21%
PROCLEIX(R) NAT products                        66         61       9%
                                        ------------------------------
  Blood Testing net product sales               74         67      10%
Revenues from joint business arrangement        31         29       9%
Royalty and license fee revenues                26         16      60%
Total Blood Testing revenues (1)              $133       $115      16%
----------------------------------------------------------------------

(1) Total Blood Testing revenues consist of net product sales from Chiron's joint business contractual arrangement with Ortho-Clinical Diagnostics and from Chiron's PROCLEIX NAT product line, revenues from Chiron's joint business arrangement with Ortho-Clinical Diagnostics, collaborative agreement revenues, royalty and license fee revenues, and other revenues. Totals may not sum due to rounding and the inclusion of only selected financial information.



    -- PROCLEIX NAT products: The increase in sales for the second quarter of 2005 compared to the second quarter of 2004 was primarily due to the introduction of the PROCLEIX(R)
        ULTRIO(TM) Assay outside of the United States and continued penetration into several markets abroad.

    --  Joint business arrangement with Ortho-Clinical Diagnostics:
        The increase in revenues was primarily due to higher profitability realized by the joint business.

    -- Royalty and license fee revenues related to NAT blood screening: The increase was primarily due to recognition of the Blood Testing share of the September 2004 settlement with
        F. Hoffmann-La Roche (Roche) related to a U.S. patent directed to NAT methods for HIV and various settlements subsequent to the second quarter of 2004, including Chiron's settlement agreement with the Scottish National Blood Service. In addition, Roche royalties increased due to rate increases resulting from certain countries entering the European Union and an increase in reported donations.

    The gross profit margin for Blood Testing products was 40 percent for the second quarter of 2005, compared to 42 percent for the second quarter of 2004. The decrease was primarily due to additional
PROCLEIX(R) TIGRIS(R) System support and service.

    VACCINES

    Vaccines net product sales were $97 million for the second quarter of 2005, an increase of 12 percent compared to the second quarter of 2004.



Selected Vaccines Revenues
----------------------------------------------------------------------
                                         Second-     Second-
                                         Quarter     Quarter
($ millions)                                2005        2004    Change
----------------------------------------------------------------------
Influenza vaccines                            $0          $8    - 106%
Meningococcal vaccines                        14           5      171%
Travel vaccines                               45          26       71%
Pediatric and other vaccines                  39          48     - 18%
                                      --------------------------------
  Vaccines net product sales                  97          87       12%
Total Vaccines revenues (2)                 $102         $94        8%
----------------------------------------------------------------------

(2) Total Vaccines revenues consist of net product sales, collaborative agreement revenues, royalty and license fee revenues, and other revenues. Totals may not sum due to rounding and the inclusion of only selected financial information.



    -- Influenza vaccines: The decrease in influenza vaccines sales for the second quarter of 2005 compared to the second quarter of 2004 was due to a manufacturing upgrade.

    -- Meningococcal vaccines: The increase in meningococcal vaccines sales was primarily due to sales of MENZB(TM) meningococcal B vaccine to the Ministry of Health in New Zealand.

    -- Travel vaccines: The increase in travel vaccines sales was primarily due to an additional $17 million in sales of ENCEPUR(R) tick-borne encephalitis vaccine driven by overall market growth and a number of marketing initiatives. In addition, increased demand for rabies vaccines in the United Kingdom, primarily due to a product recall from a competitor, contributed to the increase.

    -- Pediatric and other vaccines: The decrease in pediatric and other vaccines sales was primarily due to a decrease in sales of measles, mumps and rubella (MMR) vaccines. In the second quarter of 2004, MMR product sales reflected sales from a tender for a large-scale MMR vaccination campaign. Sales of polio vaccines were also down due to a decrease in tenders. These decreases were partially offset by increased sales of Chiron's diptheria, tetanus and pertussis vaccine.

    The gross profit margin for Vaccines products was 7 percent for the second quarter of 2005, compared to 34 percent for the second quarter of 2004. The decrease was primarily due to Liverpool incremental idle facility costs of $14 million and FLUVIRIN(R) influenza virus vaccine remediation costs of $8 million, which were charged to cost of sales because the facility had limited production in the second quarter of 2005. In addition, Chiron wrote off the entire BEGRIVAC(TM) influenza virus vaccine product inventory in the second quarter of 2005, resulting in a $15 million charge to cost of sales.

    BIOPHARMACEUTICALS

    BioPharmaceuticals net product sales were $132 million for the second quarter of 2005, an increase of 4 percent compared to the second quarter of 2004.



Selected BioPharmaceuticals Revenues
---------------------------------------------------------------------
                                   Second-       Second-
                                   Quarter       Quarter
($ millions)                          2005          2004       Change
---------------------------------------------------------------------
TOBI(R) tobramycin inhalation
 solution                              $57           $51          10%
PROLEUKIN(R) (aldesleukin) for
 injection                              32            35        - 10%
BETASERON(R) interferon beta-1b         38            32          21%
BioPharmaceuticals net product
 sales (3)                             132           127           4%
BETAFERON(R) interferon beta-1b
 royalties                              17            12          46%
Total BioPharmaceuticals
 revenues (4)                         $154          $147           5%
---------------------------------------------------------------------

(3) Net product sales include sales from TOBI, PROLEUKIN, BETASERON and other products.

(4) Total BioPharmaceuticals revenues consist of net product sales, collaborative agreement revenues, royalty and license fee revenues, and other revenues. Totals may not sum due to the inclusion of only selected financial information.



    -- TOBI: The increase in TOBI product sales for the second quarter of 2005 compared to the second quarter of 2004 was primarily due to increased patient demand in both the United States and Europe and price increases, offset by wholesaler ordering patterns.

    -- PROLEUKIN: The decrease in PROLEUKIN product sales was due to decreased patient demand in the United States as a result of increased competition, a government rebate adjustment and wholesaler ordering patterns, partially offset by price increases.

    -- BETASERON: The increase in BETASERON product sales to Berlex Inc. (and its parent company Schering AG) for marketing and resale was primarily due to inventory ordering patterns and price increases.

    -- BETAFERON royalties: The increase in royalties was primarily due to price increases and increased patient demand.

    The gross profit margin for BioPharmaceuticals products was 68 percent for the second quarter of 2005, compared to 74 percent for the second quarter of 2004. The decrease in gross profit margin was primarily due to increases in planned idle facility time and ongoing process improvement efforts over the second quarter of 2004.

    ROYALTY AND LICENSE FEE REVENUES

    Total royalty and license fee revenues include royalties and license fees attributed to Blood Testing, Vaccines and BioPharmaceuticals. These revenues also include other royalty and license fees, which consist primarily of royalties from Roche, Roche Molecular Systems and Bayer HealthCare AG for clinical diagnostic products.



Selected Royalty and License Fee Revenues
---------------------------------------------------------------------
                                 Second-        Second-
                                 Quarter        Quarter
($ millions)                        2005           2004        Change
---------------------------------------------------------------------
Blood Testing                       $26            $16            60%
Vaccines                              1              0           N/A
BioPharmaceuticals                   20             15            30%
Other                                30             24            26%
Total royalty and license
 fee revenues (5)                   $77            $55            39%
---------------------------------------------------------------------

(5) Totals may not sum due to rounding.



    -- Total royalty and license fee revenues: In addition to the increases in Blood Testing, Vaccines and BioPharmaceuticals royalty and license fee revenues for the second quarter of 2005 compared to the second quarter of 2004 as explained above, other royalty and license fee revenues also increased. The increase was primarily due to revenues from the settlement with Roche in the third quarter of 2004 relating to Chiron's U.S. patent for HIV technology used in clinical diagnostics and blood-screening products. In the second quarter of 2005, $8 million of the settlement amount received from Roche became non-refundable and therefore was recognized as revenue. The blood-screening portion of the non-refundable amount is $3 million and is classified as Blood Testing royalties and license fees, and the remaining $5 million relates to clinical diagnostics and is classified as other royalty and license fee revenues.

    PIPELINE AND PRODUCTS UPDATE

    Blood Testing

    -- Several studies of the PROCLEIX(R) ULTRIO(TM) Assay and the PROCLEIX(R) TIGRIS(R) System were presented at two symposia at the European regional congress of the International Society of Blood Transfusion, held in Athens. The data included a presentation from Dr. Emma Castro, of the Spanish Red Cross in Madrid, who described the detection of two hepatitis B-positive blood donations out of 20,000 tested by the PROCLEIX ULTRIO Assay that would have gone undetected by previously approved blood-testing assays.

    Vaccines

    -- As Chiron reported on July 20, 2005, due to a product sterility issue the company will not supply any BEGRIVAC(TM) influenza virus vaccine doses during the 2005-2006 influenza season. BEGRIVAC vaccine is manufactured at Chiron's facility in Marburg, Germany. Chiron had expected to supply approximately 12 million doses of BEGRIVAC vaccine to customers outside of the United States. Chiron is working to mitigate the impact by reallocating non-U.S. vaccine doses among affected markets, including incremental extra production from its facility in Siena.

    -- In June 2005, Chiron announced revisions to its production estimates for FLUVIRIN(R) influenza virus vaccine for the 2005-2006 influenza season. Chiron estimates that it will produce between 18 million and 26 million doses of FLUVIRIN vaccine for the 2005-2006 influenza season. The number of doses Chiron will produce will depend upon the success of its remediation efforts, upon encountering no further adverse manufacturing developments or regulatory decisions by the U.S. Food and Drug Administration (FDA) or the UK Medicines and Healthcare products Regulatory Agency (MHRA), and upon the major factors that determine production -- volumes, yields and timing.

    BioPharmaceuticals

    -- Chiron received an action letter from the FDA stating that the company's New Drug Application (NDA) for PULMINIQ(TM) (cyclosporine, USP) inhalation solution is "approvable" but that an additional pre-approval study is required to confirm the efficacy of the drug. Chiron is evaluating possible next steps for PULMINIQ.

    -- Cubist Pharmaceuticals Inc. announced that its Phase III Staphylococcus aureus endocarditis and bacteremia trial of CUBICIN(R) (daptomycin for injection) at 6 mg/kg once daily met its primary endpoints of non-inferiority in the intent-to-treat and per protocol populations. Chiron has licensed the right to develop and commercialize CUBICIN in certain territories, including Western and Eastern Europe, and has submitted a Marketing Authorization Application (MAA) to the European Medicines Agency (EMEA) under the European Union's Centralized Procedure for approval to market CUBICIN for the complicated skin and soft-tissue infection (cSSTi) indication.

    -- Chiron announced its Phase I program of CHIR-258 in multiple myeloma, a type of cancer.

    Other Recent Events

    -- The National Academy of Sciences (NAS) elected Rino Rappuoli, Ph.D., for membership in the academy as a foreign associate. Dr. Rappuoli is the chief scientific officer of Chiron and head of research for Chiron Vaccines. Election to NAS recognizes distinguished and continuing achievements in original research and is considered one of the highest honors a scientist or engineer can receive.

    SECOND-QUARTER 2005 EARNINGS CONFERENCE CALL

    Chiron will hold a conference call and webcast on Wednesday, July 27, 2005, at 4:45 p.m. EDT to review its second-quarter 2005 results of operations and business highlights. In addition, the company may address forward-looking questions concerning business and financial matters and trends affecting the company.
    To access either the live call or the one-year webcast archive, please log on to www.chiron.com/webcast. Please connect to the website at least 15 minutes prior to the conference call to ensure adequate time to download any necessary software. Alternatively, please call
(800) 819-7026 from the United States or Canada or (706) 643-7768 from other locations. Replay by phone is available approximately two hours after the completion of the call through 11:55 p.m. EDT, Wednesday, August 3, 2005. To access the replay, please call (800) 642-1687 from the United States or Canada or (706) 645-9291 from other locations. The conference ID number is 7207333.

    ABOUT CHIRON

    Chiron delivers innovative and valuable products to protect human health by advancing pioneering science across the landscape of biotechnology. The company works to deliver on the limitless promise of science and make a positive difference in people's lives. For more information about Chiron, please visit www.chiron.com.

    Download financial information in PDF format:

    http://www.chiron.com/investors/4077/chiron_financial.pdf

    View financial information online:

    http://www.chiron.com/investors/finreports/index.html

    This news release contains forward-looking statements, including statements regarding earnings and sales growth, supply of influenza virus vaccines that Chiron expects to deliver in future influenza seasons, improvements to manufacturing facilities, product development initiatives, new product indications, new product marketing, and clinical trials that involve risks and uncertainties and are subject to change. A discussion of the company's operations and financial condition, including factors that may affect its business and future prospects that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, is contained in documents the company has filed with the SEC, including the Form 10-K for the year ended December 31, 2004, and the Form 10-Q for the quarter ended March 31, 2005, and will be contained in all subsequent periodic filings made with the SEC. These documents identify important factors that could cause the company's actual performance to differ from current expectations, including, among others, additional adverse developments resulting from the suspension of Chiron's UK license to manufacture FLUVIRIN(R) influenza virus vaccine from October 5, 2004, through March 2, 2005, the announcement of such suspension and the litigation and investigations relating to those matters, the outcome of clinical trials, regulatory review and approvals, manufacturing capabilities, intellectual property protections and defenses, litigation, stock-price and interest-rate volatility, marketing effectiveness and the severity of the 2005-2006 influenza season. In particular, there can be no assurance that additional issues with respect to BEGRIVAC(TM) influenza virus vaccine or FLUVIRIN vaccine or Chiron's manufacturing generally will not arise in the future, or that Chiron will be able to cover vaccine shortfalls, successfully address matters raised in a warning letter from the FDA with respect to its FLUVIRIN vaccine manufacturing facilities, resume sale of FLUVIRIN vaccine for the 2005-2006 influenza season or BEGRIVAC vaccine for the 2006-2007 influenza season, increase sales of existing products, successfully develop and receive approval to market new products, or achieve market acceptance for such new products. In addition, the company may face additional competition in the influenza market in the future and challenges in distribution arrangements as a result of the recent BEGRIVAC and FLUVIRIN vaccine developments. In addition, the company may engage in business opportunities, the successful completion of which is subject to certain risks, including approval by Novartis AG, stockholder and regulatory approvals, and the integration of operations.
    Chiron does not undertake an obligation to update the forward-looking information the company is giving today.

    NOTE: BEGRIVAC, ENCEPUR, FLUVIRIN, MENZB, PROCLEIX, PROLEUKIN, PULMINIQ, TOBI and ULTRIO are trademarks of Chiron. BETASERON and BETAFERON are trademarks of Schering AG. TIGRIS is a trademark of Gen-Probe Incorporated. CUBICIN is a trademark of Cubist
Pharmaceuticals.



CHIRON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

                                             Three Months Ended
                                               June 30, 2005
                                      --------------------------------
                                     Adjusted (1) Adjustments  Actual
                                     -----------  -----------  -------

Revenues:
  Product sales, net                  $303,575    $      -  $303,575
  Revenues from joint business
   arrangement                          31,003           -    31,003
  Collaborative agreement revenues       3,453           -     3,453
  Royalty and license fee revenues      76,522           -    76,522
  Other revenues                         4,204           -     4,204
                                       --------    --------  --------

      Total revenues                   418,757           -   418,757
                                       --------    --------  --------

Operating expenses:
  Cost of sales                        177,569           -   177,569
  Research and development             107,472           -   107,472
  Selling, general and administrative  128,492           -   128,492
  Amortization expense                       -     (20,613)   20,613
  Other operating expenses               2,056           -     2,056
                                       --------    --------  --------

      Total operating expenses         415,589     (20,613)  436,202
                                       --------    --------  --------

Income (loss) from operations            3,168      20,613   (17,445)


Interest expense                        (8,094)          -    (8,094)
Interest and other income, net          26,298           -    26,298
Minority interest                         (662)          -      (662)
                                       --------    --------  --------

Income from continuing operations
 before income taxes                    20,710      20,613        97
Provision for income taxes               5,118       5,070        48
                                       --------    --------  --------

Income from continuing operations       15,592      15,543        49
                                       ========    ========  ========

Gain from discontinued operations            -           -         -
                                       --------    --------  --------

Net income                            $ 15,592    $ 15,543  $     49
                                       ========    ========  ========

Basic earnings per share:
   Income from continuing operations  $   0.08             $     - (a)
                                       ========             ========
   Net income                         $   0.08             $     - (a)
                                       ========             ========

Diluted earnings per share:
   Income from continuing operations  $   0.08             $     - (a)
                                       ========             ========
   Net income                         $   0.08             $     - (a)
                                       ========             ========


Shares used in calculating basic
 earnings per share                    187,532              187,532
                                       ========             ========

Shares used in calculating diluted
 earnings per share                    188,968              188,968
                                       ========             ========




                                             Three Months Ended
                                          June 30, 2004 Restated (2)
                                       -------------------------------

                                       -------------------------------
                                      Adjusted (1) Adjustments  Actual
                                      -----------  -----------  ------
Revenues:
  Product sales, net                   $281,221    $      -  $281,221
  Revenues from joint business
   arrangement                           28,532           -    28,532
  Collaborative agreement revenues        3,828           -     3,828
  Royalty and license fee revenues       55,196           -    55,196
  Other revenues                         10,975           -    10,975
                                        --------    --------  --------

      Total revenues                    379,752           -   379,752
                                        --------    --------  --------

Operating expenses:
  Cost of sales                         129,228           -   129,228
  Research and development              100,326           -   100,326
  Selling, general and administrative   106,857           -   106,857
  Amortization expense                        -     (21,179)   21,179
  Other operating expenses                4,644           -     4,644
                                        --------    --------  --------

      Total operating expenses          341,055     (21,179)  362,234
                                        --------    --------  --------

Income (loss) from operations            38,697      21,179    17,518


Interest expense                         (6,452)          -    (6,452)
Interest and other income, net           19,809           -    19,809
Minority interest                          (459)          -      (459)
                                        --------    --------  --------

Income from continuing operations
 before income taxes                     51,595      21,179    30,416
Provision for income taxes               12,899       5,295     7,604
                                        --------    --------  --------

Income from continuing operations        38,696      15,884    22,812
                                        ========    ========  ========

Gain from discontinued operations        12,459           -    12,459
                                        --------    --------  --------

Net income                             $ 51,155    $ 15,884  $ 35,271
                                        ========    ========  ========

Basic earnings per share:
   Income from continuing operations    $   0.21             $   0.12
                                         ========             ========
   Net income                           $   0.27             $   0.19
                                         ========             ========

Diluted earnings per share:
   Income from continuing operations    $   0.20             $   0.12
                                         ========             ========
   Net income                           $   0.27             $   0.18
                                         ========             ========


Shares used in calculating basic
 earnings per share                      188,275              188,275
                                         ========             ========

Shares used in calculating diluted
 earnings per share                      190,985              190,985
                                         ========             ========


(a) Less than $0.01 per share.

(1) Adjusted amounts exclude the amortization expense on acquired intangible assets related to the acquisitions of PathoGenesis, Chiron Behring, Pulmopharm and PowderJect Pharmaceuticals.

(2) Chiron determined that certain sales of a travel vaccine recorded as revenues in the second quarter of 2004 should not have been recorded as revenue at that time, and that portions of those sales should have been recorded as revenues in the third and fourth quarters of 2004 and possibly in later quarters.

    On a GAAP and adjusted basis, as a result of the restatement, for the three months ended June 30, 2004, product sales were reduced by $13.9 million, cost of sales were reduced by $1.5 million and income taxes were reduced by $3.1 million. This resulted in a $9.3 million reduction in income from continuing operations and net income and a $0.05 reduction of diluted income from continuing operations per share ($0.12 per share instead of the $0.17 per share as previously reported on a GAAP basis and $0.20 per share instead of $0.25 per share as previously reported on an adjusted basis).

    Note: Due to rounding, quarterly earnings (loss) per share amounts may not sum fully to yearly earnings (loss) per share amounts.



CHIRON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

                                              Six Months Ended
                                                June 30, 2005
                                       -------------------------------
                                      Adjusted (3) Adjustments  Actual
                                      ------------ -----------  ------

Revenues:
  Product sales, net                   $580,738    $      -  $580,738
  Revenues from joint business
   arrangement                           67,061           -    67,061
  Collaborative agreement revenues        7,980           -     7,980
  Royalty and license fee revenues      156,583           -   156,583
  Other revenues                         13,751           -    13,751
                                        --------    --------  --------

      Total revenues                    826,113           -   826,113
                                        --------    --------  --------

Operating expenses:
  Cost of sales                         340,529           -   340,529
  Research and development              217,311           -   217,311
  Selling, general and administrative   260,400           -   260,400
  Amortization expense                        -     (41,876)   41,876
  Other operating expenses                9,202           -     9,202
                                        --------    --------  --------

      Total operating expenses          827,442     (41,876)  869,318
                                        --------    --------  --------

(Loss) income from operations            (1,329)     41,876   (43,205)


Interest expense                        (15,173)          -   (15,173)
Interest and other income, net           47,745           -    47,745
Minority interest                        (1,192)          -    (1,192)
                                        --------    --------  --------

Income (loss) from continuing
 operations before income taxes          30,051      41,876   (11,825)
Provision for (benefit of) income
 taxes                                    7,453      10,385    (2,932)
                                        --------    --------  --------

Income (loss) from continuing
 operations                              22,598      31,491    (8,893)
                                        ========    ========  ========

Gain from discontinued operations             -           -         -
                                        --------    --------  --------

Net income (loss)                      $ 22,598    $ 31,491  $ (8,893)
                                        ========    ========  ========

Basic earnings (loss) per share:
   Income (loss) from continuing
    operations                         $   0.12             $   (0.05)
                                        ========             =========
   Net income (loss)                   $   0.12             $   (0.05)
                                        ========             =========

Diluted earnings (loss) per share:
   Income (loss) from continuing
    operations                         $   0.12             $   (0.05)
                                        ========             =========
   Net income (loss)                   $   0.12             $   (0.05)
                                        ========             =========


Shares used in calculating basic
 earnings (loss) per share              187,321               187,321
                                        ========             =========

Shares used in calculating diluted
 earnings (loss) per share              188,652               187,321
                                        ========             =========




                                              Six Months Ended
                                           June 30, 2004 Restated (4)
                                      --------------------------------
                                     Adjusted (3) Adjustments  Actual
                                     ------------ -----------  -------

Revenues:
  Product sales, net                   $562,287    $      -  $562,287
  Revenues from joint business
   arrangement                           58,893           -    58,893
  Collaborative agreement revenues       10,343           -    10,343
  Royalty and license fee revenues      109,988           -   109,988
  Other revenues                         17,913           -    17,913
                                        --------    --------  --------

      Total revenues                    759,424           -   759,424
                                        --------    --------  --------

Operating expenses:
  Cost of sales                         255,929           -   255,929
  Research and development              198,736           -   198,736
  Selling, general and administrative   211,597           -   211,597
  Amortization expense                        -     (42,511)   42,511
  Other operating expenses                6,760           -     6,760
                                        --------    --------  --------

      Total operating expenses          673,022     (42,511)  715,533
                                        --------    --------  --------

(Loss) income from operations            86,402      42,511    43,891


Interest expense                        (12,377)          -   (12,377)
Interest and other income, net           35,883           -    35,883
Minority interest                        (1,079)          -    (1,079)
                                        --------    --------  --------

Income (loss) from continuing
 operations before income taxes         108,829      42,511    66,318
Provision for (benefit of) income
 taxes                                   27,207      10,628    16,579
                                        --------    --------  --------

Income (loss) from continuing
 operations                              81,622      31,883    49,739
                                        ========    ========  ========

Gain from discontinued operations        25,304           -    25,304
                                        --------    --------  --------

Net income (loss)                      $106,926    $ 31,883  $ 75,043
                                        ========    ========  ========

Basic earnings (loss) per share:
   Income (loss) from continuing
    operations                          $   0.43             $   0.26
                                         ========             ========
   Net income (loss)                    $   0.57             $   0.40
                                         ========             ========

Diluted earnings (loss) per share:
   Income (loss) from continuing
    operations                          $   0.43             $   0.26
                                         ========             ========
   Net income (loss)                    $   0.56             $   0.39
                                         ========             ========

Shares used in calculating basic
 earnings (loss) per share               187,952              187,952
                                         ========             ========

Shares used in calculating diluted
 earnings (loss) per share               191,402              191,402
                                         ========             ========

(3) Adjusted amounts exclude the amortization expense on acquired intangible assets related to the acquisitions of PathoGenesis, Chiron Behring, Pulmopharm and PowderJect Pharmaceuticals.

(4) Chiron determined that certain sales of a travel vaccine recorded as revenues in the second quarter of 2004 should not have been recorded as revenue at that time, and that portions of those sales should have been recorded as revenues in the third and fourth quarters of 2004 and possibly in later quarters.

    On a GAAP and an adjusted basis, as a result of the restatement, for the six months ended June 30, 2004, product sales were reduced by $13.9 million, cost of sales were reduced by $1.5 million and income taxes were reduced by $3.1 million. This resulted in a $9.3 million reduction in income from continuing operations and net income on a GAAP and an adjusted basis. The restatement also resulted in a $0.05 reduction of diluted income from continuing operations per share on a GAAP basis ($0.26 per share instead of the $0.31 per share as previously reported) and a $0.04 reduction of diluted income from continuing operations per share on an adjusted basis ($0.43 per share instead of the $0.47 per share as previously reported).

    Note: Due to rounding, quarterly earnings (loss) per share amounts may not sum fully to yearly earnings (loss) per share amounts.



CHIRON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)


                                                June 30,  December 31,
                                                  2005       2004
                                                --------  ------------

                    Assets
----------------------------------------------
Current assets:
    Cash and short-term investments            $  583,983  $  603,621
    Accounts receivable, net                      338,168     402,094
    Inventories, net                              238,894     221,154
    Other current assets                          174,415     167,154
                                                ----------  ----------
        Total current assets                    1,335,460   1,394,023
Non-current investments in marketable debt
 securities                                       435,287     409,421
Property, plant, equipment and leasehold
 improvements, net                                808,378     799,415
Other non-current assets                        1,562,360   1,702,644
                                                ----------  ----------
            Total assets                       $4,141,485  $4,305,503
                                                ==========  ==========

     Liabilities and stockholders' equity
----------------------------------------------
Current liabilities                            $  424,312  $  434,444
Long-term debt                                    938,248     936,652
Long-term portion of capital lease                156,828     156,952
Non-current unearned revenue                       31,568      26,175
Other non-current liabilities                     108,333     140,226
Minority interest                                  10,258       9,350
Stockholders' equity                            2,471,938   2,601,704
                                                ----------  ----------
            Total liabilities and
             stockholders' equity              $4,141,485  $4,305,503
                                                ==========  ==========



CHIRON CORPORATION
SUPPLEMENTAL SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share data)


                                       Three Months Ended
                                            June 30,
                                    2005              2004 Restated
                              -------------------  -------------------
                              Adjusted   Actual    Adjusted   Actual
                              --------- ---------  --------- ---------

Computation for earnings per
 share - continuing
 operations
Income (Numerator):
  Income from continuing
   operations                 $ 15,592  $     49   $ 38,696  $ 22,812
                               ========  =========  ========  ========

Shares (Denominator):
  Weighted-average common
   shares outstanding          187,532   187,532    188,275   188,275
Effect of dilutive
 securities:
    Stock options and
     equivalents                 1,436     1,436      2,710     2,710
                               --------  --------   --------  --------
    Weighted-average common
     shares outstanding, plus
     impact from assumed
     conversions               188,968   188,968    190,985   190,985
                               ========  =========  ========  ========


Basic earnings per share from
 continuing operations
                              $   0.08   $ - (a)   $   0.21  $   0.12
                               ======== =========   ========  ========
Diluted earnings per share
 from continuing operations
                              $   0.08   $ - (a)   $   0.20  $   0.12
                               ======== =========   ========  ========

Computation for earnings per
 share - net income
Income (Numerator):
  Net income                  $ 15,592  $     49   $ 51,155  $ 35,271
                               ========  =========  ========  ========

Shares (Denominator):
  Weighted-average common
   shares outstanding          187,532   187,532    188,275   188,275
Effect of dilutive
 securities:
    Stock options and
     equivalents                 1,436     1,436      2,710     2,710
                               --------  --------   --------  --------
    Weighted-average common
     shares outstanding, plus
     impact from assumed
     conversions               188,968   188,968    190,985   190,985
                               ========  =========  ========  ========


Basic earnings per share

                              $   0.08   $ - (a)   $   0.27  $   0.19
                               ======== =========   ========  ========
Diluted earnings per share

                              $   0.08   $ - (a)   $   0.27  $   0.18
                               ======== =========   ========  ========


(a) Less than $0.01 per share.


CHIRON CORPORATION
SUPPLEMENTAL SCHEDULE OF COMPUTATION OF EARNINGS (LOSS) PER SHARE
(Unaudited)
(In thousands, except per share data)


                                          Six Months Ended
                                              June 30,
                                      2005            2004 Restated
                                ------------------ -------------------
                               Adjusted   Actual   Adjusted   Actual
                               --------- --------- --------- ---------

Computation for earnings
 (loss) per share - continuing
 operations
Income (loss) (Numerator):
  Income (loss) from
   continuing operations       $ 22,598  $ (8,893) $ 81,622  $ 49,739
                                ========  ========= ========  ========

Shares (Denominator):
  Weighted-average common
   shares outstanding           187,321   187,321   187,952   187,952
Effect of dilutive securities:
    Stock options and
     equivalents                  1,331         -     3,450     3,450
                                --------  --------  --------  --------
    Weighted-average common
     shares outstanding, plus
     impact from assumed
     conversions                188,652   187,321   191,402   191,402
                                ========  ========= ========  ========


Basic earnings (loss) per
 share from continuing
 operations                    $   0.12  $  (0.05) $   0.43  $   0.26
                                ========  ========  ========  ========
Diluted earnings (loss) per
 share from continuing
 operations                    $   0.12  $  (0.05) $   0.43  $   0.26
                                ========  ========  ========  ========

Computation for earnings
 (loss) per share - net income
Income (loss) (Numerator):
  Net income (loss)            $ 22,598  $ (8,893) $106,926  $ 75,043
                                ========  ========= ========  ========

Shares (Denominator):
  Weighted-average common
   shares outstanding           187,321   187,321   187,952   187,952
Effect of dilutive securities:
    Stock options and
     equivalents                  1,331         -     3,450     3,450
                                --------  --------  --------  --------
    Weighted-average common
     shares outstanding, plus
     impact from assumed
     conversions                188,652   187,321   191,402   191,402
                                ========  ========= ========  ========

Basic earnings (loss)
 per share                     $   0.12  $  (0.05) $   0.57  $   0.40
                                ========  ========  ========  ========
Diluted earnings (loss)
 per share                     $   0.12  $  (0.05) $   0.56  $   0.39
                                ========  ========  ========  ========



CHIRON CORPORATION
Supplemental Revenue Summary (Adjusted)
USD $ (in thousands)


                                                     Change
                                 Current    Prior     from
                                 Quarter   Quarter   Prior    Change
                                 Q2 2005   Q1 2005    QTR        %
------------------------------- --------- --------- -------- --------
Product Sales
 Blood Testing
    Ortho                       $  7,988  $  6,462  $ 1,526     23.6%
    NAT                           66,104    64,431    1,673      2.6%
                                 --------  --------  ------- --------
 Total Blood Testing              74,092    70,893    3,199      4.5%

Vaccines
   Influenza Vaccines               (492)    3,571   (4,063) (113.8)%
   Meningococcus Vaccines         13,605     9,153    4,452     48.6%
   Travel Vaccines (TBE,
    Rabies, Arilvax and
    Dukoral)                      45,014    43,759    1,255      2.9%
   Pediatric/Other Vaccines       39,127    30,493    8,634     28.3%
                                 --------  --------  ------- --------
 Total Vaccines                   97,254    86,976   10,278     11.8%

Biopharmaceuticals
  Proleukin                       31,727    29,535    2,192      7.4%
  TOBI                            56,600    52,935    3,665      6.9%
  Betaseron (b)                   38,132    26,634   11,498     43.2%
  Other                            5,770    10,190   (4,420)  (43.4)%
                                 --------  --------  ------- --------
Total Biopharmaceuticals         132,229   119,294   12,935     10.8%

 TOTAL PRODUCT SALES, NET       $303,575  $277,163  $26,412      9.5%
                                 ========  ========  ======= ========


Revenues From Joint Business
 Arrangement                    $ 31,003  $ 36,058  $(5,055)  (14.0)%
Collaborative Agreement
 Revenues                          3,453     4,527   (1,074)  (23.7)%
Royalty and License Fees
 Revenues                         76,522    80,061   (3,539)   (4.4)%
Other Revenues                     4,204     9,547   (5,343)  (56.0)%
                                 --------  --------  ------- --------
  TOTAL REVENUES                $418,757  $407,356  $11,401      2.8%
                                 --------  --------  ------- --------

Gross Margins
Blood Testing                         40%       44%     (4)%
Vaccines                               7%      (3)%      10%
Biopharmaceuticals                    68%       72%     (4)%
                                 --------  --------  ------- --------
  TOTAL GROSS MARGINS                 42%       41%       1%
                                 --------  --------  ------- --------

------------------------------- --------- --------- ------- --------
(b) Excludes Betaferon Royalty  $ 16,943  $ 15,477  $ 1,466      9.5%
-------------------------------  --------  --------  ------- --------


                                                     Change
                                         Restated     from
                                          Quarter    Prior    Change
                                          Q2 2004     Year       %
--------------------------------------------------  -------- --------
Product Sales
 Blood Testing
    Ortho                                $  6,608   $ 1,380     20.9%
    NAT                                    60,589     5,515      9.1%
                                          --------   ------- --------
 Total Blood Testing                       67,197     6,895     10.3%

Vaccines
   Influenza Vaccines                       8,207    (8,699) (106.0)%
   Meningococcus Vaccines                   5,016     8,589    171.2%
   Travel Vaccines (TBE, Rabies,
    Arilvax and Dukoral)                   26,261    18,753     71.4%
   Pediatric/Other Vaccines                47,619    (8,492)  (17.8)%
                                          --------   ------- --------
 Total Vaccines                            87,103    10,151     11.7%

Biopharmaceuticals
  Proleukin                                35,057    (3,330)   (9.5)%
  TOBI                                     51,342     5,258     10.2%
  Betaseron (b)                            31,626     6,506     20.6%
  Other                                     8,896    (3,126)  (35.1)%
                                          --------   ------- --------
Total Biopharmaceuticals                  126,921     5,308      4.2%

 TOTAL PRODUCT SALES, NET                $281,221   $22,354      7.9%
                                          ========   ======= ========


Revenues From Joint Business
 Arrangement                             $ 28,532   $ 2,471      8.7%
Collaborative Agreement Revenues            3,828      (375)   (9.8)%
Royalty and License Fees Revenues          55,196    21,326     38.6%
Other Revenues                             10,975    (6,771)  (61.7)%
                                          --------   ------- --------
  TOTAL REVENUES                         $379,752   $39,005     10.3%
                                          --------   ------- --------

Gross Margins
Blood Testing                                  42%      (2)%
Vaccines                                       34%     (27)%
Biopharmaceuticals                             74%      (6)%
                                          --------   ------- --------
  TOTAL GROSS MARGINS                          54%     (12)%
                                          --------   ------- --------

---------------------------------------------------  ------- --------
(b) Excludes Betaferon Royalty           $ 11,585   $ 5,358     46.2%
----------------------------------------- --------   ------- --------


CHIRON CORPORATION
Supplemental YTD Revenue Summary (Adjusted)
USD $ (in thousands)



                                 Six Months Ended    Change
                                     June 30,         from
                                             2004     Prior   Change
                                    2005   Restated   Year       %
-------------------------------  -------- --------- --------- -------
Product Sales
 Blood Testing
    Ortho                       $ 14,450  $ 12,842  $  1,608    12.5%
    NAT                          130,535   122,475     8,060     6.6%
                                 --------  --------  -------- -------
 Total Blood Testing             144,985   135,317     9,668     7.1%

 Vaccines
    Influenza Vaccines             3,079    15,912   (12,833) (80.6)%
    Meningococcus Vaccines        22,758     9,565    13,193   137.9%
    Travel Vaccines (TBE,
     Rabies, Arilvax and
     Dukoral)                     88,773    49,271    39,502    80.2%
    Pediatric/Other Vaccines      69,620    98,801   (29,181) (29.5)%
                                 --------  --------  -------- -------
 Total Vaccines                  184,230   173,549    10,681     6.2%

Biopharmaceuticals
  Proleukin                       61,262    66,925    (5,663)  (8.5)%
  TOBI                           109,535   103,866     5,669     5.5%
  Betaseron (b)                   64,766    61,762     3,004     4.9%
  Other                           15,960    20,868    (4,908) (23.5)%
                                 --------  --------  -------- -------
Total Biopharmaceuticals         251,523   253,421    (1,898)  (0.7)%

 TOTAL PRODUCT SALES, NET       $580,738  $562,287  $ 18,451     3.3%
                                 ========  ========  ======== =======


Revenues From Joint Business
 Arrangement                    $ 67,061  $ 58,893  $  8,168    13.9%
Collaborative Agreement
 Revenues                          7,980    10,343    (2,363) (22.8)%
Royalty and License Fees
 Revenues                        156,583   109,988    46,595    42.4%
Other Revenues                    13,751    17,913    (4,162) (23.2)%
                                 --------  --------  -------- -------
   TOTAL REVENUES               $826,113  $759,424  $ 66,689     8.8%
                                 --------  --------  -------- -------

Gross Margins
Blood Testing                         42%       42%        0%
Vaccines                               2%       34%     (32)%
Biopharmaceuticals                    70%       75%      (5)%
                                 --------  --------  --------
   TOTAL GROSS MARGINS                41%       54%     (13)%
                                 --------  --------  --------

------------------------------- --------- --------- -------- -------
(b) Excludes Betaferon Royalty  $ 32,420  $ 25,392  $  7,028    27.7%
-------------------------------  --------  --------  -------- -------

    CONTACT: Chiron Corporate Communications & Investor Relations
             Media, 510-923-6500
             Investors, 510-923-2300